Exhibit 99.4

TABLE OF CONTENTS TO PROSPERITY BANCSHARES, INC®

CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Prosperity Bancshares, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheets of Prosperity Bancshares, Inc. and subsidiaries (collectively, the “Company”) as of December 31, 2003 and 2002 and the related consolidated statements of income, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Prosperity Bancshares, Inc. and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, in 2002 the Company adopted the provisions of Statement of Accounting Standards No. 141 “Business Combinations” and Statement of Accounting Standards No. 142 “Goodwill and Other Intangible Assets.”

As discussed in Note 19 to the consolidated financial statements, on January 1, 2004, the Company adopted Financial Accounting Standards Board Interpretation No. 46R “Consolidation of Variable Interest Entities.” Accordingly, the Company has reclassified certain amounts related to its trust preferred securities in the accompanying financial statements.

/s/ Deloitte & Touche LLP

Houston, Texas
March 8, 2004 (December 23, 2004 as to note 19)

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2003	2002
	(Dollars in thousands)

ASSETS
Cash and due from banks	$71,983	$66,806
Federal funds sold	11,730	13,993

Total cash and cash equivalents	83,713	80,799
Interest bearing deposits in financial institutions	262	498
Available for sale securities, at fair value	263,648	309,219
Held to maturity securities, at cost	1,113,232	641,098
Loans	770,053	679,559
Less allowance for credit losses	(10,345)	(9,580)

Loans, net	759,708	669,979
Accrued interest receivable	10,119	10,348
Goodwill	118,012	68,290
Core deposit intangibles, net of accumulated amortization of $1.0 million and $192,000, respectively	6,743	4,120
Bank premises and equipment, net	34,299	27,010
Other real estate owned	246	219
Other assets	10,505	11,706

TOTAL ASSETS	$2,400,487	$1,823,286

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing	$467,389	$327,699
Interest-bearing	1,616,359	1,258,912

Total deposits	2,083,748	1,586,611
Other borrowings	30,936	37,939
Accrued interest payable	2,522	2,550
Other liabilities	3,889	7,417
Junior subordinated debentures	59,804	34,030

Total liabilities	2,180,899	1,668,547
SHAREHOLDERS EQUITY:
Common stock, $1 par value; 50,000,000 shares authorized; 20,966,706 and 18,903,028 shares issued at December 31, 2003 and 2002, respectively; 20,929,618 and 18,895,876 shares outstanding at December 31, 2003 and 2002, respectively	20,967	18,903
Capital surplus	102,594	60,312
Retained earnings	94,610	72,917
Accumulated other comprehensive income — net unrealized gains on available for sale securities, net of tax of $1,090 and of $1,424, respectively	2,024	2,644
Less treasury stock, at cost, 37,088 and 7,152 shares, respectively	(607)	(37)

Total shareholders’ equity	219,588	154,739

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,400,487	$1,823,286

See notes to consolidated financial statements.

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	For the Years Ended December 31,
	2003	2002	2001
	(Dollars in thousands, except per share data)

INTEREST INCOME:
Loans, including fees	$46,686	$38,330	$34,731
Securities:
Taxable	40,507	39,289	37,413
Nontaxable	1,625	1,599	1,597
70% nontaxable preferred dividends	1,779	1,216	1,343
Federal funds sold	232	285	1,401
Deposits in financial institutions	16	23	35

Total interest income.	90,845	80,742	76,520

INTEREST EXPENSE:
Deposits	22,633	24,976	34,780
Junior subordinated debentures	2,630	2,170	1,625
Note payable and other borrowings	1,083	955	1,005

Total interest expense	26,346	28,101	37,410

NET INTEREST INCOME	64,499	52,641	39,110
PROVISION FOR CREDIT LOSSES	483	1,010	700

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	64,016	51,631	38,410

NONINTEREST INCOME:
Customer service fees	14,236	9,764	7,530

Other	2,730	1,830	1,105

Total noninterest income	16,966	11,594	8,635

NONINTEREST EXPENSE:
Salaries and employee benefits	22,422	16,379	12,955
Net occupancy expense	5,254	2,345	1,971
Data processing	2,128	2,131	2,126
Goodwill amortization	—	—	1,363
Core deposit intangible amortization	818	192	—
Depreciation expense	2,535	1,830	1,570
Merger related expenses	—	—	2,425
Other	8,864	9,472	6,305

Total noninterest expense	42,021	32,349	28,715

INCOME BEFORE INCOME TAXES	38,961	30,876	18,330
PROVISION FOR INCOME TAXES	12,413	9,555	5,372

NET INCOME	$26,548	$21,321	$12,958

EARNINGS PER SHARE:
Basic	$1.38	$1.25	$0.80

Diluted	$1.36	$1.22	$0.79

See notes to consolidated financial statements.

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	Common Stock		Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Treasury Stock	Total Shareholders’ Equity
	Shares	Amount
	(Amounts in thousands, except share data)

BALANCE AT JANUARY 1, 2001	16,150,972	$16,151	$17,949	$45,665	$605	$(37)	$80,333
Net income				12,958			12,958
Net change in unrealized gain (loss) on available for sale securities					(388)		(388)

Total comprehensive income							12,570

Sale of common stock	130,600	131	175				306
Junior subordinated debentures issuance costs			(476)				(476)
Cash paid to dissenting shareholders in connection with the issuance of common stock in exchange for common stock of Commercial	(63,550)	(64)	(783)				(847)
Cash dividends declared, $0.195 per share				(3,161)			(3,161)

BALANCE AT DECEMBER 31, 2001	16,218,022	16,218	16,865	55,462	217	(37)	88,725
Net income				21,321			21,321
Net change in unrealized gain (loss) on available for sale securities					2,427		2,427

Total comprehensive income							23,748

Sale of common stock	104,504	105	155				260
Common stock issued in connection with Paradigm acquisition	2,580,502	2,580	43,295				45,875
Cash paid in lieu of fractional shares in connection with the Paradigm acquisition			(3)				(3)
Cash dividends declared, $0.22 per share				(3,866)			(3,866)

BALANCE AT DECEMBER 31, 2002	18,903,028	18,903	60,312	72,917	2,644	(37)	154,739
Net income				26,548			26,548
Net change in unrealized gain (loss) on available for sale securities					(620)		(620)

Total comprehensive income							25,928

Sale of common stock	170,638	171	824				995
Refund of escrow shares in connection with the Paradigm acquisition						(570)	(570)
Common stock issued in connection with the Mainbancorp acquisition	1,499,966	1,500	33,149				34,649
Common stock issued in connection with the FSBNT acquisition	393,074	393	8,538				8,931
Stock option compensation			25				25
Junior subordinated debentures issuance costs			(254)				(254)
Cash dividends declared, $0.25 per share				(4,855)			(4,855)

BALANCE AT DECEMBER 31, 2003	20,966,706	$20,967	$102,594	$94,610	$2,024	$(607)	$219,588

See notes to consolidated financial statements.

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2003	2002	2001
	(Dollars in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$26,548	$21,321	$12,958
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,353	2,022	2,933
Provision for credit losses	483	1,010	700
Net amortization of premium on investments	9,707	4,317	982
(Gain) loss on sale of premises, equipment and other real estate	(378)	(39)	87
Decrease in accrued interest receivable and other assets	3,663	7	3,358
(Decrease) in accrued interest payable and other liabilities	(3,857)	(2,520)	(1,177)

Total adjustments	12,971	4,797	6,883

Net cash provided by operating activities	39,519	26,118	19,841

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities and principal paydowns of held to maturity securities	505,733	211,467	212,615
Purchase of held to maturity securities	(973,480)	(300,816)	(75,671)
Proceeds from maturities and principal paydowns of available for sale securities	144,821	128,906	92,386
Purchase of available for sale securities	(11,949)	(119,527)	(396,280)
Net decrease (increase) in loans	37,769	37,291	(13,197)
Purchase of bank premises and equipment	(3,485)	(2,171)	(3,073)
Proceeds from sale of bank premises, equipment and other real estate	3,243	1,229	1,312
Premium paid for Abrams Centre Bancshares	(7,137)	—	—
Net liabilities acquired in purchase of Abrams Centre Bancshares (net of acquired cash of $38,458)	6,269	—	—
Premium paid for Dallas Bancshares	(2,998)	—	—
Net liabilities acquired in the purchase of Dallas Bancshares (net of acquired cash of $10,517)	28,203	—	—
Premium paid for MainBancorp	(29,837)	—	—
Net liabilities acquired in the purchase of MainBancorp (net of acquired cash of $43,892)	75,363	—	—
Premium paid for First State Bank of North Texas	(13,884)	—	—
Net liabilities acquired in the purchase of First State Bank of North Texas (net of acquired cash of $23,051)	15,004	—	—
Premium paid for Texas Guaranty Bank	—	(3,649)	—
Net liabilities acquired in purchase of Texas Guaranty Bank (net of acquired cash of $12,723)	—	3,815	—
Premium paid for The First State Bank	—	(1,721)	—
Net liabilities acquired in purchase of The First State Bank (net of acquired cash of $4,938)	—	2,859	—
Premium paid for Paradigm Bancorporation	—	(36,489)	—
Net liabilities acquired in purchase of Paradigm Bancorporation (net of acquired cash of $14,447)	—	49,223	—

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2003	2002	2001
	(Dollars in thousands)
Premium paid for First National Bank of Bay City	—	(2,217)	—
Net liabilities acquired in purchase of First National Bank of Bay City (net of acquired cash of $5,816)	—	2,425	—
Premium paid for Southwest Bank Holding Company	—	(5,693)	—
Net liabilities acquired in purchase of Southwest Bank Holding Company (net of acquired cash of $14,282)	—	836	—
Net decrease in interest-bearing deposits in financial institutions	398	397	887

Net cash (used in) investing activities	(225,967)	(33,835)	(181,021)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in noninterest-bearing deposits	$23,579	$10,118	$873
Net increase in interest-bearing deposits	125,657	26,228	88,978
Proceeds (repayments ) of other borrowings (net)	(24,340)	14,059	4,149
Proceeds from issuance of junior subordinated debentures	25,000	—	15,000
Junior subordinated debentures issuance costs	(254)	—	(476)
Cash paid in lieu of fractional shares	—	(3)	—
Cash paid to dissenting shareholder in connection with the issuance of common stock in exchange for common stock of Heritage Bank	—	—	(847)
Proceeds from stock option exercises	995	260	306
Stock issued in connection with the MainBancorp and FSBNT acquisitions	43,580	—	—
Payments of cash dividends	(4,855)	(3,866)	(3,161)

Net cash provided by financing activities	189,362	46,796	104,822

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$2,914	$39,079	$(56,358)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	80,799	41,720	98,078

CASH AND CASH EQUIVALENTS, END OF PERIOD	$83,713	$80,799	$41,720

INCOME TAXES PAID	$14,397	$9,182	$6,410

INTEREST PAID	$23,744	$26,250	$36,396

TRANSFER OF AVAILABLE FOR SALE SECURITIES TO HELD TO MATURITY SECURITIES	$—	$241,756	$170,601

See notes to consolidated financial statements.

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

Nature of Operations — Prosperity Bancshares, Inc.® (“Bancshares”) and its subsidiaries, Prosperity Holdings, Inc. (“Holdings”) and Prosperity Bank® (the “Bank”), (collectively referred to as the “Company”) provide retail and commercial banking services. The historical financial data of the Company has been restated to include the accounts and operations of Commercial Bancshares, Inc. which was merged into the Company effective February 23, 2001 and was accounted for as a pooling of interests.

The Bank operates fifty-one (51) full-service banking locations; with twenty-nine (29) in the Greater Houston Consolidated Metropolitan Statistical Area (“CMSA”), eleven (11) in eight contiguous counties situated south and southwest of Houston and extending into South Texas and eleven (11) in the Dallas/Fort Worth area with locations in Dallas-Abrams Centre, Houston-Aldine, Angleton, Bay City, Beeville, Blooming Grove, Houston-Bellaire, Dallas-Camp Wisdom, Dallas-Cedar Hill, Houston-City West, Houston-Clear Lake, Cleveland, Corsicana, Houston-Copperfield, Cuero, Cypress, Dayton, Houston-Downtown, East Bernard, Edna, El Campo, Ennis, Fairfield, Galveston, Houston-Gladebrook, Goliad, Houston-Highway 6, Hitchcock, Dallas-Kiest, Liberty, Magnolia, Mathis, Houston-Medical Center, Houston-Memorial, Mont Belvieu, Needville, Palacios, Houston-Post Oak, Dallas-Preston Road, Dallas-Red Oak, Houston-River Oaks, Sweeny, Houston-Tanglewood, Dallas-Turtle Creek, Victoria, Houston-Waugh Drive, West Columbia, Dallas-Westmoreland, Wharton, Winnie and Houston-Woodcreek.

Principles of Consolidation — The consolidated financial statements include the accounts of Bancshares and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated in consolidation. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”) and the prevailing practices within the banking industry. A summary of significant accounting and reporting policies is as follows:

Use of Estimates — The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Securities — Securities held to maturity are carried at cost, adjusted for the amortization of premiums and the accretion of discounts. Management has the positive intent and the Company has the ability to hold these assets as long-term securities until their estimated maturities.

Securities available for sale are carried at fair value. Unrealized gains and losses are excluded from earnings and reported, net of tax, as a separate component of shareholders’ equity until realized. Securities within the available for sale portfolio may be used as part of the Company’s asset/liability strategy and may be sold in response to changes in interest risk, prepayment risk or other similar economic factors.

Declines in the fair value of individual held to maturity and available for sale securities below their cost that are other than temporary would result in write-downs of the individual securities to their fair value. The related write-downs would be included in earnings as realized losses.

Premiums and discounts are amortized and accreted to operations using the level-yield method of accounting, adjusted for prepayments as applicable. The specific identification method of accounting is used to compute gains or losses on the sales of these assets. Interest earned on these assets is included in interest income.

Loans — Loans are stated at the principal amount outstanding, net of unearned discount and fees. Unearned discount relates principally to consumer installment loans. The related interest income for multipayment loans is recognized principally by the “sum of the digits” method which records interest in proportion to the declining outstanding balances of the loans; for single payment loans, such income is recognized using the straight-line method.

Statement of Financial Accounting Standards (“SFAS”) No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan—Income Recognition and Disclosure applies

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

to all impaired loans, with the exception of groups of smaller-balance homogeneous loans that are collectively evaluated for impairment. A loan is defined as impaired by SFAS No. 114 if, based on current information and events, it is probable that a creditor will be unable to collect all amounts due, both interest and principal, according to the contractual terms of the loan agreement. Specifically, SFAS No. 114 requires that the allowance for credit losses related to impaired loans be determined based on the difference of carrying value of loans and the present value of expected cash flows discounted at the loan’s effective interest rate or, as a practical expedient, the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent. At December 31, 2003, the Company had $2,000 in nonaccrual loans, $679,000 in 90 days or more past due loans, and no restructured loans. At December 31, 2002, the Company had $1.1 million in nonaccrual loans, $120,000 in 90 days or more past due loans, $1.1 million in other non-performing loans and no restructured loans.

Interest revenue received on impaired loans is either applied against principal or realized as interest revenue, according to management’s judgment as to the collectibility of principal.

Nonrefundable Fees and Costs Associated with Lending Activities - Loan origination fees in excess of the associated costs are recognized over the life of the related loan as an adjustment to yield using the interest method.

Generally, loan commitment fees are deferred, except for certain retrospectively determined fees, and recognized as an adjustment of yield by the interest method over the related loan life or, if the commitment expires unexercised, recognized in income upon expiration of the commitment.

Nonperforming and Past Due Loans — Included in the nonperforming loan category are loans which have been categorized by management as nonaccrual because collection of interest is doubtful and loans which have been restructured to provide a reduction in the interest rate or a deferral of interest or principal payments. When the payment of principal or interest on a loan is delinquent for 90 days, or earlier in some cases, the loan is placed on nonaccrual status unless the loan is in the process of collection and the underlying collateral fully supports the carrying value of the loan. If the decision is made to continue accruing interest on the loan, periodic reviews are made to confirm the accruing status of the loan. When a loan is placed on nonaccrual status, interest accrued during the current year prior to the judgment of uncollectibility is charged to operations. Interest accrued during prior periods is charged to allowance for credit losses. Generally, any payments received on nonaccrual loans are applied first to outstanding loan amounts and next to the recovery of charged-off loan amounts. Any excess is treated as recovery of lost interest.

Restructured loans are those loans on which concessions in terms have been granted because of a borrower’s financial difficulty. Interest is generally accrued on such loans in accordance with the new terms.

Allowance for Credit Losses — The allowance for credit losses is a valuation allowance available for losses incurred on loans. All losses are charged to the allowance when the loss actually occurs or when a determination is made that such a loss is probable. Recoveries are credited to the allowance at the time of recovery.

Throughout the year, management estimates the probable level of losses to determine whether the allowance for credit losses is adequate to absorb losses in the existing portfolio. Based on these estimates, an amount is charged to the provision for credit losses and credited to the allowance for credit losses in order to adjust the allowance to a level determined to be adequate to absorb losses.

Management’s judgment as to the level of losses on existing loans involves the consideration of current and anticipated economic conditions and their potential effects on specific borrowers; an evaluation of the existing relationships among loans, probable credit losses and the present level of the allowance; results of examinations of the loan portfolio by regulatory agencies; and management’s internal review of the loan portfolio. In determining the collectibility of certain loans, management also considers the fair value of any underlying collateral. The amounts ultimately realized may differ from the carrying value of these assets because of economic, operating or other conditions beyond the Company’s control.

Estimates of credit losses involve an exercise of judgment. While it is possible that in the short term the Company may sustain losses which are substantial in relation to the allowance for credit losses, it is the judgment of management that the allowance for credit losses reflected in the consolidated balance sheets is adequate to absorb probable losses that exist in the current loan portfolio.

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Premises and Equipment — Premises and equipment are carried at cost less accumulated depreciation. Depreciation expense is computed principally using the straight-line method over the estimated useful lives of the assets which range from three to 30 years.

Amortization of Goodwill — Goodwill and intangible assets determined to have an indefinite useful life acquired in a purchase business combination completed after June 30, 2001 are no longer amortized. Goodwill was amortized using the straight-line method through December 31, 2001. Goodwill is periodically assessed for impairment when events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company bases its evaluation on such impairment factors as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present.

Amortization of Core Deposit Intangibles (CDI) – CDI is amortized using an accelerated amortization method over an eight year period.

Income Taxes — Bancshares files a consolidated federal income tax return. The Bank computes federal income taxes as if it filed a separate return and remits to, or is reimbursed by, Bancshares based on the portion of taxes currently due or refundable.

Deferred tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Stock-Based Compensation — The Company has two stock-based employee compensation plans. Prior to 2003, the Company accounted for those plans under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost was reflected in previously reported results, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. In December 2002, the FASB issued Statement No. 148 (SFAS 148). Accounting for Stock-Based Compensation – Transition and Disclosure, an amendment to FASB Statement 123. SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002. Effective January 1, 2003, the Company adopted the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, as provided by SFAS No. 148 for stock-based employee compensation (see Note 14).

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

If compensation expense had been recorded based on the fair value at the grant date for awards consistent with SFAS No. 123, the Company’s net income and earnings per share would have been as follows for the years ended December 31, 2002 and 2001:

	Year Ended December 31,
	2002	2001
	(Dollars in thousands, except per share data)
Net income as reported	$21,321	$12,958
Deduct: Total stock based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(180)	(51)

Proforma net income	$21,141	$12,907

Earnings per share:
Basic-as reported	$1.25	$0.80

Basic-proforma	$1.24	$0.79

Diluted-as reported	$1.22	$0.79

Diluted-proforma	$1.21	$0.78

For 2002 and 2001, the Company did not recognize any stock based compensation expense in reported net income.

Cash and Cash Equivalents — For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks as well as federal funds sold that mature in three days or less.

Reclassifications — Certain reclassifications have been made to 2002 and 2001 balances to conform to the current year presentation. All reclassifications have been applied consistently for the periods presented.

Earnings Per Share — SFAS No. 128, Earnings Per Share, requires presentation of basic and diluted earnings per share. Basic earnings per share has been computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Net income per common share for all periods presented has been calculated in accordance with SFAS No. 128. Outstanding stock options issued by the Company represent the only dilutive effect reflected in diluted weighted average shares.

The following table illustrates the computation of basic and diluted earnings per share:

	December 31,
	2003		2002		2001
	Amount	Per Share Amount	Amount	Per Share Amount	Amount	Per Share Amount
	(Dollars in thousands, except per share data)
Net income.	$26,548		$21,321		$12,958
Basic:
Weighted average shares outstanding	19,225	$1.38	17,122	$1.25	16,172	$0.80

Diluted:
Weighted average shares outstanding	19,225		17,122		16,172
Effect of dilutive securities — options	311		320		326

Total	19,536	$1.36	17,442	$1.22	16,498	$0.79

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

There were no stock options exercisable at December 31, 2003, 2002 and 2001 that would have had an anti-dilutive effect on the above computation.

New Accounting Standards – FIN No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others—an Interpretation of FASB Statements No. 5, 57 and 107 and Rescission of FASB Interpretation No. 35.” FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002, and were adopted in the Company’s financial statements for the year ended December 31, 2002. Implementation of the remaining provisions of FIN 45 on January 1, 2003 did not have a significant impact on the Company’s financial statements. The Company considers the fees collected in connection with the issuance of letters of credit to be representative of the fair value of its obligation undertaken in issuing the guarantee. Accordingly, under FIN 45, the Company now defers fees collected in connection with the issuance of letters of credit. The fees are then recognized in income proportionately over the life of the letter of credit agreement.

FIN No. 46 “Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulleting No. 51.” FIN 46 establishes accounting guidance for consolidation of variable interest entities (VIE) that function to support the activities of the primary beneficiary. The primary beneficiary of a VIE is the entity that absorbs a majority of the VIE’s expected losses, receives a majority of the VIE’s expected residual returns, or both, as a result of ownership, controlling interest, contractual relationship or other business relationship with a VIE. Prior to the implementation of FIN 46, VIE’s were generally consolidated by an enterprise when the enterprise had a controlling financial interest through ownership of a majority of voting interest in the entity. The provisions of FIN 46 were effective immediately for all arrangements entered into after January 31, 2003, and are otherwise effective at the beginning of the first interim period beginning after December 15, 2003. The Company adopted FIN 46 on July 1, 2003.

In December 2003, the FASB issued FIN 46R, “Consolidation of Variable Interest Entities.” FIN 46R provides guidance on how to identify a variable interest entity and determine when the assets, liabilities, non-controlling interests and results of operations of a variable interest entity need to be included in a company’s consolidated financial statements. A company that holds variable interest in an entity will be required to consolidate the entity if the company’s interest in the variable interest entity is such that the company will absorb a majority of the variable interest entity’s expected losses and/or receive a majority of the entity’s expected residual returns, if they occur. As of December 31, 2003, the Company had no investments in variable interest entities requiring consolidation. FIN 46R requires that Prosperity Capital Trust I, Prosperity Statutory Trust II, Prosperity Statutory Trust III, Prosperity Statutory Trust IV and Paradigm Capital Trust II be deconsolidated from the consolidated financial statements. The Company adopted FIN 46R on January 1, 2004. After adoption, these trust preferred securities are no longer shown in the consolidated financial statements. Instead, the junior subordinated debentures issued to these trusts are shown as liabilities in the consolidated balance sheets and interest expense associated with the junior subordinated debentures is shown in the consolidated statements of income.

SFAS No. 132, “Employers’ Disclosures about Pensions and Other Postretirement Benefits (Revised 2003).” SFAS 132 was revised by the FASB in an effort to improve financial statement disclosures for defined benefit plans. SFAS 132 (revised 2003) requires companies to provide additional details about plan assets, benefit obligations, cash flows, benefit costs and other relevant information. Companies will also be required to report the various elements of pension and other postretirement benefits costs on a quarterly basis in interim financial statements. The new disclosure requirements are effective for fiscal years ending after December 15, 2003, and for quarters beginning after December 15, 2003. The Company adopted the new disclosure requirements in connection with the preparation of its consolidated financial statements for the year ended December 31, 2003.

SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS 133, “Accounting for Derivative Instruments and Hedging Activities.” The amendments (i) reflect decisions of the Derivatives Implementation Group (DIG); (ii) reflect decisions made by the

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Financial Accounting Standards Board in conjunction with other projects dealing with financial instruments; and (iii) address implementation issues related to the application of the definition of a derivative. SFAS 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003, with all provisions applied prospectively. Adoption of SFAS 149 on July 1, 2003 did not have a significant impact on the Company’s financial statements.

SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS 150 establishes standards for how an issuer classifies, measures and discloses in its financial statements certain financial instruments with characteristics of both liabilities and equity. SFAS 150 requires that an issuer classify financial instruments that are within its scope as liabilities, in most circumstances. Such financial instruments include (i) financial instruments that are issued in the form of shares that are mandatorily redeemable; (ii) financial instruments that embody an obligation to repurchase the issuer’s equity shares, or are indexed to such an obligation, and that require the issuer to settle the obligation by transferring assets; (iii) financial instruments that embody an obligation that the issuer may settle by issuing a variable number of its equity shares if, at inception, the monetary value of the obligation is predominantly based on a fixed amount, variations in something other than the fair value of the issuer’s equity shares or variations inversely related to changes in the fair value of the issuer’s equity shares; and (iv) certain freestanding financial instruments. The Company expects that SFAS 150 as written will cause the mandatorily redeemable trust preferred securities of subsidiary trust to be reclassified from a mezzanine equity item to a liability and the interest paid with respect to the trust preferred securities will be reclassified from noninterest expense to interest expense. On October 29, 2003, the FASB deferred the effective date for certain provisions of SFAS No. 150.

Stock Split — On May 31, 2002, the Company effected a two-for-one stock split in the form of a 100 percent stock dividend to shareholders of record on May 20, 2002. The Company issued approximately 8.1 million shares in connection with the split. All per share and share information has been restated to reflect this stock split.

ACQUISITIONS

On December 9, 2003, the Company completed the merger of First State Bank of North Texas, Dallas, Texas (“FSBNT”) into the Bank. Under the terms of the agreement, the Company paid approximately $12.6 million in cash and issued approximately 393,074 shares of its common stock for all outstanding shares of First State. First State was privately held and operated four (4) banking offices in Dallas, Texas. One banking center was closed and consolidated with an existing banking center located nearby. As of September 30, 2003, First State had total assets of $100.7 million, loans of $20.1 million, deposits of $91.4 million and shareholders’ equity of $8.8 million.

In connection with the purchase, the Company paid a cash premium of $13.9 million of which $1.9 million was identified as core deposit intangibles. The remaining $12.0 million of the premium was recorded as goodwill. The core deposit intangibles are being amortized using an accelerated amortization method over an 8 year life.

The acquisition was accounted for using the purchase method of accounting. Accordingly, the assets and liabilities of the acquired branches were recorded at their fair values at the acquisition date.

On November 1, 2003, the Company completed the merger of MainBancorp, Inc., Dallas Texas (“MainBancorp”), into the Company. In connection with the transaction, MainBancorp’s wholly owned subsidiary, mainbank, n.a., was merged into the Bank. Under the terms of the agreement, the Company issued approximately 1,500,000 shares of its Common Stock and paid approximately $9.1 million in cash for all outstanding shares of MainBancorp stock. In addition, the Company assumed options to acquire 100,851 shares of its Common Stock. MainBancorp was privately held and operated four (4) banking offices in Dallas, Texas. As of September 30, 2003, MainBancorp had, on a consolidated basis, total assets of $177.1 million, loans of $90.8 million, deposits of $153.7 million and shareholders’ equity of $22.6 million.

In connection with the purchase, the Company paid a cash premium of $27.2 million of which $2.7 million was identified as core deposit intangibles. The remaining $24.5 million of the premium was recorded as goodwill. The core deposit intangibles are being amortized using an accelerated amortization method over an 8 year life.

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

The acquisition was accounted for using the purchase method of accounting. Accordingly, the assets and liabilities of the acquired branches were recorded at their fair values at the acquisition date.

On June 1, 2003, the Company completed the merger of Dallas Bancshares, Dallas, Texas (“Dallas Bancshares”), into the Company. In connection with the transaction, Dallas Bancshares’ wholly owned subsidiary, BankDallas, was merged into the Bank. Under the terms of the agreement, the Company paid approximately $7.0 million in cash. Dallas Bancshares operated one (1) banking office in Dallas, Texas. As of March 31, 2003, Dallas Bancshares had on a consolidated basis, total assets of $42.0 million, loans of 28.3 million, deposits of $37.6 million and shareholders’ equity of $4.3 million.

In connection with the purchase, the Company paid a cash premium of $3.0 million of which $45,000 was identified as core deposit intangibles. The remaining $2.5 million of the premium was recorded as goodwill. The core deposit intangibles are being amortized using an accelerated amortization method over an 8 year life.

The acquisition was accounted for using the purchase method of accounting. Accordingly, the assets and liabilities of the acquired branches were recorded at their fair values at the acquisition date.

On May 6, 2003, the Company completed the merger of Abrams Centre Bancshares, Dallas, Texas (“Abrams”), into the Company. In connection with the acquisition, Abrams’ wholly owned subsidiary, Abrams Centre National Bank, was merged into the Bank. Under the terms of the agreement, the Company paid approximately $16.3 million in cash. Abrams operated two (2) banking offices in Dallas, Texas. One banking center was closed and consolidated with an existing banking center located nearby. As of March 31, 2003, Abrams, on a consolidated basis, had total assets of $96.5 million, loans of $31.7 million, deposits of $70.8 million and shareholders’ equity of $14.0 million.

In connection with the purchase, the Company paid a cash premium of $6.7 million of which $430,000 was identified as core deposit intangibles. The remaining $6.3 million of the premium was recorded as goodwill. The core deposit intangibles are being amortized using an accelerated amortization method over an 8 year life.

The acquisition was accounted for using the purchase method of accounting. Accordingly, the assets and liabilities of the acquired branches were recorded at their fair values at the acquisition date.

On November 1, 2002, the Company completed the acquisition of First National Bank of Bay City, Bay City, Texas (the “FNB Acquisition”), through the merger of FNB with and into Prosperity Bank®. Under the terms of the Agreement and Plan of Reorganization dated as of August 15, 2002, as amended, the Company paid approximately $5.1 million in cash for all of the issued and outstanding common stock of FNB. FNB operated one (1) location in Bay City, Texas, which was closed and consolidated with Prosperity Bank’s® Bay City Banking Center. As of November 1, 2002, FNB had total assets of $27.1 million, total loans of $8.2 million and total deposits of $23.8 million.

In connection with the purchase, the Company paid a cash premium of $2.2 million of which $168,000 was identified as core deposit intangibles. The remaining $2.0 million of the premium was recorded as goodwill. The core deposit intangibles are being amortized using an accelerated amortization method over an 8 year life.

The acquisition was accounted for using the purchase method of accounting. Accordingly, the assets and liabilities of the acquired branches were recorded at their fair values at the acquisition date.

On October 1, 2002, the Company completed the acquisition of Southwest Bank Holding Company, Dallas, Texas (the “Southwest Acquisition”). Southwest’s wholly owned subsidiary, Bank of the Southwest, Dallas, Texas, became a subsidiary of the Company. Under the terms of the Agreement and Plan of Merger dated as of July 14, 2002, the Company paid approximately $19.6 million in cash. Southwest was privately held and operated two (2) banking offices in Dallas, Texas. As of October 1, 2002, Southwest had total assets of $121.9 million, total loans of $58.7 million and total deposits of $108.9 million.

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

In connection with the purchase, the Company paid a cash premium of $5.7 million of which $640,000 was identified as core deposit intangibles. The remaining $5.0 million of the premium was recorded as goodwill. The core deposit intangibles are being amortized using an accelerated amortization method over an 8 year life.

The acquisition was accounted for using the purchase method of accounting. Accordingly, the assets and liabilities of the acquired branches were recorded at their fair values at the acquisition date.

On September 1, 2002, the Company completed the acquisition of Paradigm Bancorporation, Inc. (the “Paradigm Acquisition”) in a stock transaction. Under the terms of the Agreement and Plan of Reorganization dated as of May 2, 2002, Prosperity issued approximately 2.58 million shares of its common stock for all outstanding shares of Paradigm (giving effect to the two for one stock split). Paradigm operated a total of eleven (11) banking offices—six (6) in the greater metropolitan Houston area and five (5) in the nearby Southeast Texas cities of Dayton, Galveston, Mont Belvieu, and Winnie, three (3) of which were closed following completion of the transaction. As of September 1, 2002, Paradigm Bancorporation had total assets of $248.7 million, total loans of $175.7 million and total deposits of $218.3 million.

In connection with the purchase, the Company paid a cash premium of $36.6 million of which $2.8 million was identified as core deposit intangibles. The remaining $33.8 million of the premium was recorded as goodwill. The core deposit intangibles are being amortized using an accelerated amortization method over an 8 year life.

The acquisition was accounted for using the purchase method of accounting. Accordingly, the assets and liabilities of the acquired branches were recorded at their fair values at the acquisition date.

On July 12, 2002, the Company completed the acquisition of The First State Bank, Needville, Texas (the “First State Acquisition”) for approximately $3.7 million in cash. Prosperity Bank’s® existing Needville Banking Center has relocated into the former First State Bank location effective July 15, 2002. As of July 12, 2002, The First State Bank had total assets of $16.3 million, loans of $5.5 million and deposits of $14.1 million.

In connection with the purchase, the Company paid a cash premium of $1.7 million of which $293,000 was identified as core deposit intangibles. The remaining $1.4 million of the premium was recorded as goodwill. The core deposit intangibles are being amortized using an accelerated amortization method over an 8 year life.

The acquisition was accounted for using the purchase method of accounting. Accordingly, the assets and liabilities of the acquired branches were recorded at their fair values at the acquisition date.

On May 8, 2002, the Company completed the acquisition of Texas Guaranty Bank, N.A. (the “Texas Guaranty Acquisition”) for approximately $11.8 million in cash. Texas Guaranty Bank operated three (3) offices in Houston, Texas, all of which became full service banking centers of Prosperity Bank® . As of May 8, 2002, Texas Guaranty Bank had total assets of $74.0 million, loans of $45.7 million and deposits of $61.8 million.

In connection with the purchase, the Company paid a cash premium of $3.7 million of which $431,000 was identified as core deposit intangibles. The remaining $3.3 million of the premium was recorded as goodwill. The core deposit intangibles are being amortized using an accelerated amortization method over an 8 year life.

The acquisition was accounted for using the purchase method of accounting. Accordingly, the assets and liabilities of the acquired branches were recorded at their fair values at the acquisition date.

On February 23, 2001, the Company completed a merger with Commercial Bancshares, Inc., a Texas corporation (“Commercial”), whereby Commercial was merged with and into the Company (the “Commercial Merger”). The Company issued 2,768,610 shares of its Common Stock for all of the outstanding shares of Commercial. In connection with the Commercial Merger, Heritage Bank, Commercial’s wholly owned subsidiary, was merged with and into the Bank. Heritage Bank had 12 full-service banking locations in the Houston metropolitan area and in three adjacent counties, including Houston-Bellaire, Cleveland, Cypress, Fairfield, Houston-Downtown, Houston-Medical Center, Houston-River Oaks, Houston-Tanglewood, Houston-Waugh Drive, Liberty, Magnolia and Wharton.

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

In connection with the Commercial Merger, the Company incurred approximately $2.4 million in pretax merger-related expenses and other charges. The transaction was accounted for as a pooling of interests and therefore the historical financial data of the Company has been restated to include the accounts and operations of Commercial for all periods prior to the Effective Time of the Commercial Merger.

3. GOODWILL AND OTHER INTANGIBLE ASSETS

In June 2001, the FASB issued SFAS no. 142, which no longer permits the amortization of goodwill and indefinite-lived intangible assets. Instead, these assets must be reviewed annually (or more frequently under certain conditions) for impairment. Intangible assets that do not have indefinite lives will continue to be amortized over their useful lives and reviewed for impairment. The Company adopted the provisions of SFAS No. 142 and therefore discontinued the amortization of goodwill effective January 1, 2002. During fiscal 2003, the Company completed the goodwill impairment test, which did not indicate any goodwill impairment and therefore did not have an effect on the Company’s consolidated financial condition, results of operations or cash flows.

The following table presents a reconciliation of reported net income and earnings per share to the amounts adjusted for the exclusion of goodwill amortization, net of the related income tax effect:

	Fiscal 2003	Fiscal 2002	Fiscal 2001
	(Dollars in thousands, except per share data)
Net income	$26,548	$21,321	$12,958
Add: Goodwill amortization, net of tax	—	—	1,158

Adjusted	$26,548	$21,321	$14,116

Basic earnings per common share	$1.38	$1.25	$0.80
Add: Goodwill amortization, net of tax	—	—	0.07

Adjusted	$1.38	$1.25	$0.87

Diluted earnings per common share	$1.36	$1.22	$0.79
Add: Goodwill amortization, net of tax	—	—	0.07

Adjusted	$1.36	$1.22	$0.86

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Changes in the carrying amount of the Company’s goodwill and core deposit intangibles for fiscal 2002 and 2003 were as follows:

	Goodwill	Core Deposit Intangibles
	(Dollars in thousands)
Balance as of December 31, 2001.	$22,641	$—
Less:
Amortization	—	(192)
Add:
Acquisition of Texas Guaranty Bank	3,254	431
Acquisition of First State Bank of Needville	1,448	293
Acquisition of Paradigm Bancorporation	33,846	2,781
Acquisition of First National Bank of Bay City	2,048	168
Acquisition of Southwest Bank Holding Company	5,053	640

Balance as of December 31, 2002.	68,290	4,121
Less:
Amortization	—	(818)
Add:
Acquisition of Abrams Centre Bancshares	6,707	430
Acquisition of Dallas Bancshares	2,953	45
Acquisition of Mainbancorp	27,180	2,657
Acquisition of FSBNT	13,884	—
Purchase accounting adjustments to prior year acquisitions:
Acquisition of Texas Guaranty Bank	12	—
Acquisition of First State Bank of Needville	96	—
Acquisition of Paradigm Bancorporation	(826)	—
Acquisition of First National Bank of Bay City	(311)	308
Acquisition of Southwest Bank Holding Company	27	—

Balance as of December 31, 2003	$118,012	$6,743

Purchase accounting adjustments to prior year acquisitions were made to adjust deferred tax asset balances. Gross core deposit intangibles outstanding were $7.8 million at December 31, 2003.

Core deposit intangibles are amortized on an accelerated basis over their estimated lives which is 8 years. Amortization expense related to intangible assets totaled $818,000 in 2003, $192,000 in 2002 and $1.4 million in 2001. The estimated aggregate future amortization expense for intangible assets remaining as of December 31, 2003 is as follows:

2004	$1,529
2005	1,429
2006	1,330
2007	1,230
2008	1,131
Thereafter	2,295

Total	$8,944

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

4. CASH AND DUE FROM BANKS

The Bank is required by the Federal Reserve Bank to maintain average reserve balances. “Cash and due from banks” in the consolidated balance sheets includes amounts so restricted of $29.6 million and $15.0 million at December 31, 2003 and 2002, respectively.

5. SECURITIES

The amortized cost and fair value of debt securities are as follows:

	December 31, 2003
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Carrying Value
	(Dollars in thousands)
Available for Sale
U.S. Treasury securities and obligations of U.S. government agencies	$15,824	$247	$—	$16,071	$16,071
70% non-taxable preferred stock	44,015	—	327	43,688	43,688
States and political subdivisions	23,141	1,798	—	24,939	24,939
Collateralized mortgage obligations	17,745	510	68	18,187	18,187
Mortgage-backed securities	159,525	1,179	224	160,480	160,480
Equity securities	283	—	—	283	283

Total	$260,533	$3,734	$619	$263,648	$263,648

Held to Maturity
U.S. Treasury securities and obligations of U.S. government agencies	$32,938	$1,591	$14	$34,515	$32,938
Corporate debt securities	15,619	743	—	16,362	15,619
States and political subdivisions	30,597	1,121	—	31,718	30,597
Collateralized mortgage obligations	160,742	1,338	191	161,889	160,742
Mortgage-backed securities	873,336	7,806	3,175	877,967	873,336

Total	$1,113,232	$12,599	$3,380	$1,122,451	$1,113,232

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

	December 31, 2002
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Carrying Value
	(Dollars in thousands)
Available for Sale
U.S. Treasury securities and obligations of U.S. government agencies	$18,511	$65	$—	$18,576	$18,576
70% non-taxable preferred stock	44,029	—	884	43,145	43,145

States and political subdivisions	27,115	1,808	—	28,923	28,923
Collateralized mortgage obligations	18,616	596	14	19,198	19,198
Mortgage-backed securities	196,887	2,600	110	199,377	199,377

Total	$305,158	$5,069	$1,008	$309,219	$309,219

Held to Maturity
U.S. Treasury securities and obligations of U.S. government agencies	$78,587	$3,131	$—	$81,718	$78,587
Corporate debt securities	25,338	942	87	26,193	25,338

States and political subdivisions	31,879	1,241	6	33,114	31,879
Collateralized mortgage obligations	149,666	1,662	12	151,316	149,666
Mortgage-backed securities	355,628	12,297	5	367,920	355,628

Total	$641,098	$19,273	$110	$660,261	$641,098

Management believes that based upon the credit quality of the debt securities, none of the unrealized loss on securities is considered other-than-temporary at December 31, 2003. No securities have been in a continuous unrealized loss position for twelve months or more.

The amortized cost and fair value of debt securities at December 31, 2003, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	December 31, 2003
	Held to Maturity		Available for Sale
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(Dollars in thousands)
Due in one year or less	$18,014	$18,296	$4,124	$4,130
Due after one year through five years	47,832	50,504	13,267	13,336
Due after five years through ten years	13,308	13,795	28,186	27,984
Due after ten years	—	—	37,686	39,531

Subtotal	79,154	82,595	83,263	84,981
Mortgage-backed securities and collateralized mortgage obligations	1,034,078	1,039,856	177,270	178,667

Total	$1,113,232	$1,122,451	$260,533	$263,648

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

There were no sales of securities in 2003. Gross proceeds from the sale of held to maturity securities was approximately $17,400 and gross proceeds from the sale of available for sale securities was approximately $48,800 for the year ended December 31, 2002.

The Company does not own securities of any one issuer (other than the U.S. government and its agencies) for which aggregate adjusted cost exceeds 10% of the consolidated shareholders’ equity at December 31, 2003 and December 31, 2002.

Securities with amortized costs of $600.4 million and $403.5 million and a fair value of $605.6 million and $416.8 million at December 31, 2003 and 2002, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

6. LOANS

The loan portfolio consists of various types of loans made principally to borrowers located in Southeast Texas and Dallas and is classified by major type as follows:

	December 31,
	2003	2002
	(Dollars in thousands)
Commercial and industrial	$93,989	$93,797
Real estate:
Construction and land development	36,470	52,377
1-4 family residential	237,055	206,586
Home equity	27,943	23,249
Commercial mortgages	260,882	183,970
Farmland	15,247	11,887
Multi-family residential	20,679	15,502
Agriculture	20,693	24,683
Other	2,274	3,020
Consumer	54,980	64,919

Total	770,212	679,990
Less unearned discount	159	431

Total	$770,053	$679,559

The contractual maturity ranges of the commercial and industrial and construction and land development portfolios and the amount of such loans with predetermined interest rates and floating rates in each maturity range are summarized in the following table:

	December 31, 2003
	One Year or Less	After One Through Five Years	After Five Years	Total
	(Dollars in thousands)
Commercial and industrial	$41,248	$35,464	$8,781	$85,493
Construction and land development	22,255	12,872	1,342	36,469

Total	$63,503	$48,336	$10,123	$121,962

Loans with a predetermined interest rate	$18,728	$21,309	$598	$40,635
Loans with a floating interest rate	44,775	27,027	9,525	81,327

Total	$63,503	$48,336	$10,123	$121,962

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

As of December 31, 2003 and 2002, loans outstanding to directors, officers and their affiliates totaled $5.6 million and $9.8 million, respectively. In the opinion of management, all transactions entered into between the Company and such related parties have been, and are, in the ordinary course of business, made on the same terms and conditions as similar transactions with unaffiliated persons.

An analysis of activity with respect to these related-party loans is as follows:

	Year Ended December 31,
	2003	2002
	(Dollars in thousands)
Beginning balance	$9,804	$7,144
New loans and reclassified related loans	3,333	8,336
Repayments	(7,548)	(5,676)

Ending balance	$5,589	$9,804

7. ALLOWANCE FOR CREDIT LOSSES

An analysis of activity in the allowance for credit losses is as follows:

	Year Ended December 31,
	2003	2002	2001
	(Dollars in thousands)
Balance at beginning of year	$9,580	$5,985	$5,523
Balance acquired in the Texas Guaranty, First State, Paradigm, FNB and Southwest acquisitions	—	2,981	—
Balance acquired in the Abrams, Dallas Bancshares, MainBancorp and FSBNT acquisitions	1,900	—	—
Addition — provision charged to operations	483	1,010	700
(Charge-offs) and recoveries:
Loans charged off	(2,241)	(767)	(429)
Loan recoveries	623	371	191

Total net (charge-offs) recoveries	(1,618)	(396)	(238)

Balance at end of year	$10,345	$9,580	$5,985

8. PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

	Year Ended December 31,
	2003	2002
	(Dollars in thousands)
Land.	$7,907	$6,953
Buildings	27,823	19,966
Furniture, fixtures and equipment	9,980	9,595
Construction in progress	106	763

Total	45,816	37,277
Less accumulated depreciation	(11,517)	(10,267)

Premises and equipment, net	$34,299	$27,010

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

9. DEPOSITS

Included in interest-bearing deposits are certificates of deposit in amounts of $100,000 or more. These certificates and their remaining maturities at December 31, 2003 were as follows:

December 31, 2003
(Dollars in thousands)
Three months or less	$138,460
Greater than three through six months	67,726
Greater than six through twelve months	63,514
Thereafter	64,341

Total	$334,041

Interest expense for certificates of deposit in excess of $100,000 was $7.4 million, $6.9 million and $8.7 million, for the years ended December 31, 2003, 2002 and 2001, respectively.

The Company has no brokered deposits and there are no major concentrations of deposits.

10. OTHER BORROWINGS

Note Payable — During December 1997, Bancshares entered into an agreement with a bank to borrow up to $8.0 million under a reducing, revolving line of credit (the “Line”). The purpose of the Line is to provide funding for potential acquisitions in the future. The maximum amount available under the Line is reduced by $1.1 million each year beginning December 1998 with all amounts due and payable on December 31, 2004. The Line bears interest, payable quarterly, at the Federal Funds Rate plus 2.75%. The Line is collateralized by 100% of the issued and outstanding common shares of Holdings and the Bank. At December 31, 2003 and 2002, Bancshares had no outstanding borrowings under the Line.

Other Borrowings – Deposits are the primary source of funds for the Company’s lending and investment activities. As needed, the Company obtains additional funds from the Federal Home Loan Bank (“FHLB”) and correspondent banks. At December 31, 2003, the Company had $11.9 million in FHLB borrowings all of which consisted of long-term FHLB notes payable compared with $37.9 million in FHLB borrowings at December 31, 2002 of which $12.6 million consisted of long-term FHLB notes payable and $25.3 million consisted of FHLB advances. The highest outstanding balance of FHLB advances during 2003 was $59.3 million compared with $31.4 million during 2002. The maturity dates on the FHLB notes payable range from 2004 to 2018 and the interest rates range from 5.95% to 6.48%. FHLB advances are considered short-term, overnight borrowings. At December 31, 2002, the Company had $12.6 million in FHLB notes payable compared with $13.3 million at December 31, 2001.

At December 31, 2003, the Company had $19.0 million in securities sold under repurchase agreements.

The Company had no federal funds purchased at December 31, 2003 or 2002.

11. INTEREST RATE RISK

The Company is principally engaged in providing real estate, consumer and commercial loans, with interest rates that are both fixed and variable. These loans are primarily funded through short-term demand deposits and longer-term certificates of deposit with variable and fixed rates. The fixed real estate loans are more sensitive to interest rate risk because of their fixed rates and longer maturities.

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

12. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

In the normal course of business, the Company is a party to various financial instruments with off-balance-sheet risk to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. The contract or notional amounts of these instruments reflect the extent of the Company’s involvement in particular classes of financial instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments. The Company uses the same credit policies in making these commitments and conditional obligations as it does for on-balance-sheet instruments.

The following is a summary of the various financial instruments entered into by the Company:

	December 31,
	2003	2002
	(Dollars in thousands)
Commitments to extend credit	$83,609	$78,359
Standby letters of credit	4,069	1,681

At December 31, 2003, $15.9 million of commitments to extend credit have fixed rates ranging from 2.75% to 18.00%. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts disclosed above do not necessarily represent future cash requirements.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

The Company evaluates customer creditworthiness on a case-by-case basis. The amount of collateral obtained, if considered necessary by the Company upon extension of credit, is based on management’s credit evaluation of the customer.

13. INCOME TAXES

The components of the provision for federal income taxes are as follows:

	Year Ended December 31,
	2003	2002	2001
	(Dollars in thousands)
Current	$12,203	$8,963	$5,894
Deferred	210	592	(522)

Total	$12,413	$9,555	$5,372

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

The provision for federal income taxes differs from the amount computed by applying the federal income tax statutory rate on income as follows:

	Year Ended December 31,
	2003	2002	2001
	(Dollars in thousands)
Taxes calculated at statutory rate	$13,636	$10,807	$6,415
Increase (decrease) resulting from:
Tax-exempt interest	(702)	(690)	(702)
Qualified Zone Academy Bond credit	(373)	(373)	(373)
Dividends received deduction	(436)	(298)	(329)
Amortization of goodwill	—	61	262
Other, net	288	48	99

Total	$12,413	$9,555	$5,372

Deferred tax assets and liabilities are as follows:

	December 31,
	2003	2002
	(Dollars in thousands)
Deferred tax assets:
Allowance for credit losses	$2,056	$1,088
Nonaccrual loan interest	104	104
Accrued liabilities	—	318
Transfers from acquired banks	2,753	579
Bank premises and equipment	616	—
Other	31	56

Total deferred tax assets	5,560	2,145

Deferred tax liabilities:

Accretion on investments	$(702)	$(437)
Bank premises and equipment	—	(926)
Core deposit intangibles	(1,265)	—
Securities premium amortization	(368)	—
Unrealized gain on available for sale securities	(1,091)	(1,417)
FHLB dividends	(25)	(125)

Total deferred tax liabilities	(3,451)	(2,905)

Net deferred tax liabilities	$2,109	$(760)

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods for which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences at December 31, 2003. The net deferred tax liability is included in other liabilities in the accompanying balance sheets.

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

14. STOCK INCENTIVE PROGRAM

The Company has two stock-based employee compensation plans. Prior to 2003, the Company accounted for those plans under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost was reflected in previously reported results, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. In December 2002, the FASB issued Statement No. 148 (SFAS 148). Accounting for Stock-Based Compensation – Transition and Disclosure, an amendment to FASB Statement 123. SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002. Effective January 1, 2003, the Company adopted the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, as provided by SFAS No. 148 for stock-based employee compensation.

During 1995, the Company’s Board of Directors approved a stock option plan (the “1995 Plan”) for executive officers and key associates to purchase common stock of Bancshares. A total of 660,000 options have been granted under the 1995 plan as of December 31, 2003. Compensation expense was not recognized for the stock options granted under the 1995 Plan because the options had an exercise price approximating the fair value of Bancshares’ common stock at the date of grant. The maximum number of shares reserved for issuance pursuant to options granted under the 1995 Plan is 680,000 (after two-for-one and four-for-one stock splits). A total of 165,000 options were outstanding at December 31, 2003.

During 1998, the Company’s Board of Directors and shareholders approved a second stock option plan (the “1998 Plan”) which authorizes the issuance of up to 920,000 (after two-for-one stock split) shares of the common stock of Bancshares under both “non-qualified” and “incentive” stock options to employees and “non-qualified” stock options to directors who are not employees. The 1998 Plan also provides for the granting of restricted stock awards, stock appreciation rights, phantom stock awards and performance awards on substantially similar terms. Compensation expense was not recognized for the stock options granted under the 1998 Plan because the options had an exercise price approximating the fair value of Bancshares common stock at the date of grant. Options to purchase 386,500 (after two-for-one stock split) shares of Bancshares common stock have been granted under the 1998 Plan. A total of 386,500 options were outstanding at December 31, 2003.

On February 23, 2001, the Company consummated its merger with Commercial. The options to purchase shares of Commercial common stock which were outstanding at the effective time of the merger were converted into options to purchase a total of 26,660 (after two-for-one stock split) shares of Bancshares common stock at exercise prices ranging from $0.725 to $5.16 per share. The converted options are governed by the original plans under which they were issued. During 2000, Commercial granted 8,680 options at an exercise price of $5.16 per share. All options under the Commercial plan have been exercised.

On September 1, 2002, the Company acquired Paradigm Bancorporation. The options to purchase shares of Paradigm common stock outstanding at the effective time of the transaction were converted (at a rate of 1 to 1.08658) into options to purchase a total of 33,804 shares of Bancshares Common Stock at exercise prices ranging from $8.28 to $11.50 per share. The converted options are governed by the original plan under which they were issued. A total of 17,065 options were outstanding at December 31, 2003.

On November 1, 2003, the Company acquired MainBancorp, Inc. A portion of the options to purchase shares of MainBancorp common stock outstanding at the effective time of the transaction, at the option of the holder, were converted into options to purchase a total of 100,851 shares of Bancshares Common Stock at exercise prices ranging from $8.03 to $16.26 per share. The converted options are governed by the original plan under which they were issued. A total of 31,127 options were outstanding at December 31, 2003.

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

	Year Ended December 31,
	2003		2002		2001
	Number of Options	Weighted- Average Exercise Price	Number of Options	Weighted- Average Exercise Price	Number of Options	Weighted- Average Exercise Price
Options outstanding, beginning of period	684,153	$8.65	530,180	$4.47	486,780	$2.53
Options granted	164,851 (1)	14.58	287,804 (2)	16.92	184,000 (3)	10.01
Options forfeited	(78,674)	15.91	(29,327)	15.55	(10,000)	10.01
Options exercised	(170,638)	5.83	(104,504)	2.48	(130,600)	2.34

Options outstanding, end of period	599,692	$11.69	684,153	$8.65	530,180	$4.47

(1)	Includes options to acquire 100,851 shares of Bancshares Common Stock assumed in connection with the MainBancorp acquisition.
(2)	Includes options to acquire 33,804 shares of Bancshares Common Stock assumed in connection with the Paradigm acquisition.
(3)	Includes options to acquire 26,660 shares of Bancshares Common Stock assumed in connection with the Commercial Merger.

At December 31, 2003, there were 79,192 options exercisable under all plans at a weighted average exercise price of $9.68. During 2003, 170,638 options were exercised. At December 31, 2002, there were 54,153 options exercisable under all plans and 104,504 options were exercised. At December 31, 2001, there were 94,380 options exercisable under all plans and 130,600 options were exercised.

During 2003, the Company granted 64,000 options under the 1998 Plan. The options were granted at exercise prices ranging from $19.30 per share to $23.10 per share. Compensation expense in the amount of $24,000 was recorded.

During 2002, the Company granted 254,000 options under the 1998 Plan. The options were granted at exercise prices ranging from $16.55 per share to $19.01 per share. Compensation expense was not recorded for the stock options because the exercise price approximated the fair value of common stock at the date of grant.

On April 18, 2001, the Company granted 184,000 options under the 1998 Plan. The options were granted at an exercise price of $10.01 per share. Compensation expense was not recorded for the stock options because the exercise price approximated the fair value of common stock at the date of grant.

The weighted-average fair value of the stock options on the grant dates ranged from $3.89 to $5.13 in 2003 and ranged from $3.86 to $4.10 in 2002 respectively. The weighted-average remaining contractual life of options outstanding as of December 31, 2003 ranged from 9.35 years to 9.84 years for the options granted in 2003 and ranged from 8.33 years to 8.91 years for the options granted in 2002, respectively.

The fair value of options was estimated using an option-pricing model with the following weighted average assumptions:

	Year Ended December 31,
	2003	2002	2001
Expected life	4.50	4.50	4.50
Risk free interest rate	2.58%	5.57%	5.38%
Volatility	23.00%	23.00%	23.60%
Dividend yield	1.25%	1.31%	1.95%

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

The following table presents information relating to the Company’s stock options outstanding at December 31, 2003 (share data in thousands):

	Options Outstanding 2003
Range of Exercise Prices	Number Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Life (years)
$ 0.00 - $ 5.00	153,000	$2.56	2.50
$ 5.01 - $10.00	17,433	7.26	6.22
$10.01 - $15.00	163,632	10.11	7.32
$15.00 - $20.00	245,627	17.85	8.85
$20.01 - $25.00	20,000	22.73	9.82

	599,692	$11.69	6.77

15. PROFIT SHARING PLAN

The Company has adopted a profit sharing plan pursuant to Section 401(k) of the Internal Revenue Code whereby the participants may contribute a percentage of their compensation as permitted under the Code. Matching contributions are made at the discretion of the Company. Presently, The Company matches 50 % of an employee’s contributions, up to 15 % of compensation, not to exceed the maximum allowable pursuant to the Internal Revenue Code and excluding catch-up contributions. Such matching contributions were approximately $593,000, $439,000 and $351,000, for the years ended December 31, 2003, 2002 and 2001, respectively.

16. COMMITMENTS AND CONTINGENCIES

Leases — A summary of non-cancelable future operating lease commitments as of December 31, 2003 follows (dollars in thousands):

2004	$1,511
2005	1,065
2006	944
2007	815
2008	1,434

Total	$5,769

It is expected that in the normal course of business, expiring leases will be renewed or replaced by leases on other property or equipment.

Rent expense under all noncancelable operating lease obligations aggregated approximately $1.3 million for the year ended December 31, 2003, $1.6 million for the year ended December 31, 2002 and $957,000 for the year ended December 31, 2001.

Litigation — The Company has been named as a defendant in various legal actions arising in the normal course of business. In the opinion of management, after reviewing such claims with outside counsel, resolution of such matters will not have a materially adverse impact on the consolidated financial statements.

17. REGULATORY MATTERS

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Any institution that fails to meet its minimum capital requirements is subject to actions by regulators that could have a direct material effect on the Company’s and the Bank’s financial statements. Under the capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines based on the Bank’s assets, liabilities and certain off- balance-sheet items as calculated under regulatory accounting practices. The Company’s and the Bank’s capital amounts and the Bank’s classification under the regulatory framework for prompt corrective action are also subject to qualitative judgments by the regulators about the components, risk weightings and other factors.

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

To meet the capital adequacy requirements, the Company and the Bank must maintain minimum capital amounts and ratios as defined in the regulations. Management believes, as of December 31, 2003 that the Company and the Bank met all capital adequacy requirements to which they are subject.

At December 31, 2003, the most recent notification from the FDIC categorized the Bank as “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There have been no conditions or events since that notification which management believes have changed the Bank’s category.

The following is a summary of the Company’s and the Bank’s capital ratios at December 31, 2003 and 2002 (dollars in thousands):

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
CONSOLIDATED:
As of December 31, 2003:
Total Capital (to Risk Weighted Assets)	$161,154	16.90%	$76,282	8.0%	N/A	N/A
Tier I Capital (to Risk Weighted Assets)	150,809	15.82	38,141	4.0	N/A	N/A
Tier I Capital (to Average Tangible Assets)	150,809	7.10	63,753	3.0	N/A	N/A
As of December 31, 2002:
Total Capital (to Risk Weighted Assets)	$122,265	15.30%	$63,914	8.0%	N/A	N/A
Tier I Capital (to Risk Weighted Assets)	112,685	14.10	31,957	4.0	N/A	N/A
Tier I Capital (to Average Tangible Assets)	112,685	6.56	51,553	3.0	N/A	N/A

PROSPERITY BANK® ONLY:
As of December 31, 2003:
Total Capital (to Risk Weighted Assets)	$146,823	15.40%	$76,262	8.0%	$95,328	10.0%
Tier I Capital (to Risk Weighted Assets)	136,478	14.32	38,131	4.0%	57,197	6.0
Tier I Capital (to Average Tangible Assets)	136,478	6.43	63,724	3.0%	106,207	5.0
As of December 31, 2002:
Total Capital (to Risk Weighted Assets)	$110,587	14.91%	$59,337	8.0%	$74,171	10.0%
Tier I Capital (to Risk Weighted Assets)	101,677	13.71	29,668	4.0	44,503	6.0
Tier I Capital (to Average Tangible Assets)	101,677	6.26	48,730	3.0	81,217	5.0

Dividends paid by Bancshares and the Bank are subject to restrictions by certain regulatory agencies. There was an aggregate of $48.9 million and $7.1 million available for payment of dividends by Bancshares and by the Bank to Bancshares, respectively, at December 31, 2003 under these restrictions. Dividends paid by Bancshares during the years ended December 31, 2003 and 2002 were $4.9 million and $3.9 million, respectively. There were $37.9 million of dividends paid by the Bank to Bancshares during the year ended 2003 and $18.4 paid by the Bank to Bancshares during the year ended 2002.

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

18. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

Disclosures of the estimated fair value amounts of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair value amounts.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Cash Equivalents — For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

Securities — For securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loan Receivables — For certain homogeneous categories of loans (such as some residential mortgages and other consumer loans), fair value is estimated by discounting the future cash flows using the risk-free Treasury rate for the applicable maturity, adjusted for servicing and credit risk. The carrying value of variable rate loans approximates fair value because the loans reprice frequently to current market rates.

Junior Subordinated Debentures — The fair value of the junior subordinated debentures was calculated using the quoted market price.

Deposit Liabilities — The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

Long-Term Debt and Other Borrowings — Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate the fair value of existing debt using a discounted cash flows methodology.

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Off-Balance Sheet Financial Instruments — The fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreement and the present creditworthiness of the counterparties.

The estimated fair values of the Company’s interest-earning financial instruments are as follows (dollars in thousands):

	December 31,
	2003		2002
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and due from banks	$71,983	$71,983	$66,806	$66,806
Federal funds sold	11,730	11,730	13,993	13,993
Held to maturity securities	1,113,232	1,122,451	641,098	660,261
Available for sale securities	260,533	263,648	309,219	309,219
Loans	770,053	782,961	679,559	698,496
Less allowance for credit losses	(10,345)	(10,345)	(9,580)	(9,580)

Total	$2,217,186	$2,242,428	$1,701,095	$1,739,195

Financial liabilities:
Deposits	$2,083,748	$2,089,859	$1,586,611	$1,594,728
Junior subordinated debentures	59,804	60,704	34,030	34,930
Federal Home Loan Bank Advances	—	—	25,300	25,300
Securities sold under repurchase agreements	19,006	19,006
Federal Home Loan Bank notes payable	11,929	13,015	12,639	13,914

Total	$2,174,487	$2,182,584	$1,658,580	$1,668,872

The differences in fair value and carrying value of commitments to extend credit and standby letters of credit were not material at December 31, 2003 and 2002.

The fair value estimates presented herein are based on pertinent information available to management as of the dates indicated. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

19.	JUNIOR SUBORDINATED DEBENTURES

On December 30, 2003, the Company formed Prosperity Statutory Trust IV (“Trust IV”) and on December 30, 2003, Trust IV issued 12,500 Floating Rate Capital Securities (the “Trust IV Capital Securities”) with an aggregate liquidation value of $12,500,000 to a third party in a private placement. Concurrent with the issuance of the Trust IV Capital Securities, Trust IV issued trust common securities to the Company in the aggregate liquidation value of $387,000. The proceeds of the issuance of the Trust IV Capital Securities and trust common securities were invested in $12,887,000 of the Company’s Floating Rate Junior Subordinated Deferrable Interest Debentures (the “Trust IV Debentures”). The Trust IV Debentures will mature on December 30, 2033, which date may be shortened to a date not earlier than December 30, 2008, if certain conditions are met (including the Company having received prior approval of the Federal Reserve and any other required regulatory approvals).

The Trust IV Debentures accrue interest at a fixed rate of 6.50% until December 30, 2008 at which time the Trust IV Debentures will accrue interest at a floating rate equal to the 3-month LIBOR plus 2.85%. The quarterly distributions on the Trust IV Capital Securities will be paid at the same rate that interest is paid on the Trust IV Debentures. The Company used proceeds received from the issuance of the Trust IV Debentures to fund the general corporate purposes of the Company and the Bank, including supporting continued expansion activities in the Houston and Dallas metropolitan areas and surrounding counties through the establishment and/or acquisition of additional Banking Centers.

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

On August 15, 2003, the Company formed Prosperity Statutory Trust III (“Trust III”) and on August 15, 2003, Trust III issued 12,500 Fixed/Floating Rate Capital Securities (the “Trust III Capital Securities”) with an aggregate liquidation value of $12,500,000 to a third party in a private placement. Concurrent with the issuance of the Trust III Capital Securities, Trust III issued trust common securities to the Company in the aggregate liquidation value of $387,000. The proceeds of the issuance of the Trust III Capital Securities and trust common securities were invested in $12,887,000 of the Company’s Floating Rate Junior Subordinated Deferrable Interest Debentures (the “Trust III Debentures”). The Trust III Debentures will mature on September 17, 2033, which date may be shortened to a date not earlier than September 17, 2008, if certain conditions are met (including the Company having received prior approval of the Federal Reserve and any other required regulatory approvals).

The Trust III Debentures accrue interest at a fixed rate of 6.50% until September 17, 2008 at which time the Trust III Debentures will accrue interest at a floating rate equal to the 3-month LIBOR plus 3.00%. The quarterly distributions on the Trust III Capital Securities will be paid at the same rate that interest is paid on the Trust III Debentures.

In November 1999, the Company formed Prosperity Capital Trust I (“Trust I”), which issued $12,000,000 in trust preferred securities and $380,000 in common securities, and in July 2001, the Company formed Prosperity Statutory Trust II (“Trust II”), which issued $15,000,000 in trust preferred securities and $464,000 in common securities. Trust I and Trust II invested the proceeds in an equivalent amount of the Company’s junior subordinated debentures bearing an interest rate equal to the distribution rate on the respective issue of trust preferred securities. The debentures issued to Trust I will mature on November 17, 2029, which date may be shortened to a date not earlier than November 17, 2004 if certain conditions are met, including prior approval of the Federal Reserve. The debentures issued to Trust II will mature on July 31, 2031, which date may be shortened to a date not earlier than July 31, 2006, if certain conditions are met, including prior approval of the Federal Reserve.

The debentures issued to Trust I accrue interest at an annual rate of 9.60% of the aggregate liquidation amount, payable quarterly. The debentures issued to Trust II accrue interest at a floating rate equal to 3-month LIBOR plus 3.58% of the aggregate liquidation amount, not to exceed 12.50%, payable quarterly. The quarterly distributions on each issuance of trust preferred securities are paid at the same rate that interest is paid on the corresponding debentures.

In connection with the Paradigm acquisition, on September 1, 2002 the Company acquired Paradigm Capital Trust II (“Paradigm Trust”), which has $6,000,000 of floating rate preferred securities and $186,000 in common securities outstanding. The Company also assumed the obligations under the floating rate debentures held by Paradigm Trust. The floating rate debentures will mature on February 20, 2031, which date may be shortened to a date not earlier than February 20, 2006 if certain conditions are met.

The debentures issued to Paradigm Trust accrue interest at a floating rate that adjusts quarterly based on the 3-month LIBOR plus 4.50%. The quarterly distributions on the preferred securities are paid at the same rate that interest is paid on the debentures.

The preferred securities of each trust listed above represent preferred beneficial interests in the assets of the respective trusts and are subject to mandatory redemption upon payment of the debentures held by the trust. The common securities of each trust are wholly-owned by the Company. Each trust’s ability to pay amounts due on the preferred securities is solely dependent on the company’s making payment on the related debentures. Each issue of debentures, which are the only assets of the respective trust, are subordinate and junior in right of payment to all of the Company’s present and future senior indebtedness. The Company has fully and unconditionally guaranteed the obligations of each trust’s obligations under the trust securities issued by each respective trust provided that such trust has funds to pay the interest and principal. The debentures may be prepaid if certain events occur, including a change in the tax status or regulatory capital treatment of the Capital Securities or a change in existing laws that requires the trusts to register as an investment company. Under the provisions of each issue of the debentures, the Company has the right to defer payment of interest on the debentures at any time, or from time to time, for periods not exceeding five years. If interest payments on either issue of the debentures are deferred, the distributions on the respective trust preferred securities will also be deferred.

In late 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46R (FIN 46R), “Consolidation of Variable Interest Entities.”

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

FIN 46R requires that trust preferred securities be deconsolidated from the Company’s consolidated financial statements. The Company adopted FIN 46R on January 1, 2004 and as a result, no longer reflects the trust preferred securities in its consolidated financial statements. Instead, the junior subordinated debentures are shown as liabilities in the Company’s consolidated balance sheets and interest expense associated with the junior subordinated debentures is shown as interest expense in the Company’s consolidated statements of income.

The trust preferred securities issued by the trusts are currently included in the Company’s Tier 1 capital for regulatory purposes. However, because the trusts are no longer a part of the Company’s financial statements, the Federal Reserve may in the future disallow inclusion of the trust preferred securities in Tier 1 capital for regulatory purposes. In July 2003, the Federal Reserve issued a supervisory letter instructing bank holding companies to continue to include the trust preferred securities in their Tier 1 capital for regulatory capital purposes until further notice. The Federal Reserve has also stated that it is reviewing the regulatory implications of any accounting treatment changes and, if necessary or warranted, will provide further guidance.

20. PARENT COMPANY ONLY FINANCIAL STATEMENTS

PROSPERITY BANCSHARES, INC.

(Parent Company Only)

BALANCE SHEETS

	December 31,
	2003	2002
	(Dollars in thousands)
ASSETS
Cash	$14,398	$2,027
Investment in subsidiaries	259,284	181,615
Investment in Prosperity Capital Trust I	380	380
Investment in Prosperity Statutory Trust II	464	464
Investment in Prosperity Statutory Trust III	387	—
Investment in Prosperity Statutory Trust IV	387	—
Investment in Paradigm Capital Trust II	186	186
Goodwill, net	3,983	3,983
Other assets	245	587

TOTAL	$279,714	$189,242

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accrued interest payable and other liabilities	$322	$473
Junior subordinated debentures	59,804	34,030

Total liabilities	60,126	34,503

SHAREHOLDERS’ EQUITY:
Common stock	20,967	18,903
Capital surplus	102,594	60,312
Retained earnings	94,610	72,917
Unrealized losses on available for sale securities, net of tax	2,024	2,644
Less treasury stock, at cost (37,088 and 7,152 shares at December 31, 2003 and 2002, respectively)	(607)	(37)

Total shareholders’ equity	219,588	154,739

TOTAL	$279,714	$189,242

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

PROSPERITY BANCSHARES, INC.

(Parent Company Only)

STATEMENTS OF INCOME

	For the Years Ended December 31,
	2003	2002	2001
	(Dollars in thousands)
OPERATING INCOME:
Dividends from subsidiaries	$37,900	$18,350	$2,272
Other income	—	—	—

Total income	37,900	18,350	2,272

OPERATING EXPENSE:
Amortization of goodwill	—	—	466
Junior subordinated debentures interest expense	2,551	2,104	1,580
Other expenses	278	174	158

Total operating expense	2,829	2,278	2,204

INCOME BEFORE INCOME TAX BENEFIT AND EQUITY IN UNDISTRIBUTED EARNINGS OF SUBSIDIARIES	35,071	16,072	68
FEDERAL INCOME TAX BENEFIT	990	797	716

INCOME BEFORE EQUITY IN UNDISTRIBUTED EARNINGS OF SUBSIDIARIES	36,061	16,869	784
EQUITY IN UNDISTRIBUTED EARNINGS OF SUBSIDIARIES	(9,513)	4,452	12,174

NET INCOME	$26,548	$21,321	$12,958

PROSPERITY BANCSHARES, INC.® AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

PROSPERITY BANCSHARES, INC.

(Parent Company Only)

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2003	2002	2001
	(Dollars in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$26,548	$21,321	$12,958
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed earnings of subsidiaries	9,513	(4,452)	(12,174)
Amortization of goodwill	—	—	466
Decrease (increase) in other assets	369	268	708
(Decrease) increase in accrued interest payable and other liabilities	(164)	(43)	(62)
Cash paid in lieu of fractional shares	—	—	—
Increase in other liabilities	—	—	—

Total adjustments	9,718	(4,227)	(11,062)

Net cash flows provided by (used in) operating activities	36,266	17,094	1,896

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital contribution to subsidiary	—	—	—

Net cash flows used in investing activities	—	—	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	995	260	306
Junior subordinated debentures issuance cost	—	—	(476)
Payments of cash dividends.	(4,855)	(3,866)	(3,161)
Cash paid to dissenting shareholders	—	(3)	(667)
Cash paid for acquisitions	(44,805)	(24,789)	—
Proceeds from issuance of junior subordinated debentures	24,770	—	15,000

Net cash flows (used in) provided by financing activities	(23,895)	(28,398)	11,002

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	12,371	(11,304)	12,898
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,027	13,331	433

CASH AND CASH EQUIVALENTS, END OF PERIOD	$14,398	$2,027	$13,331